SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Vertical Capital Income Fund

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Vertical Capital Income Fund

80 Arkay Drive, Suite 110

Hauppauge, NY 11788

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held March 8, 2019

Dear Shareholders:

The Board of Trustees of Vertical Capital Income Fund (the "Fund"), a closed-end management investment company operating as an interval fund organized as a Delaware statutory trust, has called a special meeting of the shareholders of the Fund to be held at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, on March 8, 2019 at 10:00 a.m., Eastern Time, for the following purposes:

1.	To facilitate the Fund listing its shares on the New York Stock Exchange, approval of eliminating the Fund's fundamental policy of making quarterly repurchase offers for no less than 5% of the Fund's shares outstanding at net asset value (the "Proposal").

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on January 11, 2019 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on March 8, 2019

A copy of the Notice of Shareholder Meeting, the Proxy Statement and Proxy Voting Ballot are available at www.proxyvote.com.

By Order of the Board of Trustees

Stanton P. Eigenbrodt, Secretary

January 21, 2019

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please complete the enclosed proxy and return it promptly in the accompanying envelope, by calling the number listed on your proxy card, or via internet as indicated in the voting instruction materials whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your proxy and vote your shares in person.

Your action is required. Please vote today.

Dear Shareholder:

The Fund currently operates as an "interval fund," which means that the Fund makes a quarterly offer to repurchase up to 5% of its shares. This quarterly repurchase offer is currently the only way for shareholders to sell their shares. In order to provide additional liquidity for shareholders, the Board is proposing that the Fund list its shares on the New York Stock Exchange ("NYSE"). Listing on the NYSE will require the approval of the NYSE and satisfaction of its listing standards, which we believe will be achieved.

Listing on the NYSE can only be accomplished if shareholders approve eliminating the Fund's fundamental policy of making quarterly repurchase offers for no less than 5% of the Fund's shares outstanding at net asset value (the "Proposal"). The Trustees believe that NYSE listing will not only increase liquidity for shareholders, but would also allow the portfolio managers to more fully invest Fund assets without reserving cash for repurchases, and could reduce operating expenses.

•	If shareholders do not approve the Proposal, the Board will not list the Fund's shares on the NYSE or any other exchange. The Board will consider other options, including possible liquidation of the Fund.

•	If shareholders approve the Proposal, shareholders will no longer be able to tender their shares to the Fund for repurchase at net asset value per share ("NAV"). Upon NYSE listing, which is expected to commence in late March 2019, shareholders will be able to sell their shares in the secondary market through the NYSE. However, the market price of shares may fall below NAV and there is no assurance that the market price would return to NAV.

Shareholders will be asked to vote on the Proposal at a special shareholder meeting to take place on March 8, 2019, to be held at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, at 10:00 a.m., Eastern Time. While you are welcome to attend the meeting in person, voting today by proxy will save the Fund the cost of future mailings and other communications to solicit shareholder votes. We encourage you to read the enclosed proxy statement for more information and we thank you for voting today.

Sincerely,

Stanton P. Eigenbrodt

Secretary

Vertical Capital Income Fund

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QUESTIONS AND ANSWERS

This is a brief overview of the matter on which Vertical Capital Income Fund shareholders will be asked to vote at the shareholder meeting to be held on March 8, 2019 (the "Meeting") called by Fund's board of trustees (the "Board" or "Trustees").

Q: What is the Proposal?

As a shareholder of record as of January 11, 2019, you are being asked to vote to approve discontinuing operating the Fund as an interval fund in order that the Fund can trade on the New York Stock Exchange ("NYSE"). This will be accomplished by shareholder approval of eliminating the Fund's fundamental policy of making quarterly repurchase offers (the "Proposal"). If this change is approved by shareholders, the Board intends to list the Fund's shares on the NYSE by the end of March 2019.

Q: Is my vote important?

Yes. While the Board has reviewed the Proposal (as defined below) and recommends that you authorize them to implement it, the Proposal cannot go forward without the approval of the shareholders of the Fund. The Fund expects to continue to contact shareholders asking them to vote until it is certain that a quorum will be reached, and the Fund may continue to contact shareholders thereafter.

Q: What is the difference between a closed-end fund operating as an interval fund and an exchange-traded closed-end fund?

Typically, an interval fund offers to sell its shares on a daily basis, but only offers to repurchase its shares at net asset value ("NAV") on a quarterly basis in a limited amount, such as 5%. Shareholders do not have a right to force the Fund to repurchase shares and there is no secondary market for shares. An exchange-traded closed-end fund typically does not offer to sell new shares once it is listed on an exchange. Shareholders do not have a right to force the Fund to repurchase shares but may sell their shares in the secondary market on an exchange. Shares of an exchange-traded closed-end fund may trade at a premium or discount to NAV, and shares of many closed-end funds, particularly smaller closed-end funds, trade at a discount to NAV. The Fund has applied for listing on the NYSE, with such listing expected to be effective shortly after the approval of the Proposal. If the Fund is not approved for listing, the Board will not implement the Proposal.

Q: Why is the conversion from interval status to exchange-traded status being proposed?

The Board believes that converting the Fund from an interval fund to an exchange-traded fund will increase shareholder liquidity. The Board believes the Proposal will also benefit shareholders by eliminating the need for the Fund to hold cash reserves

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and liquid securities in order to meet quarterly repurchase offers. They also considered that having a stable portfolio, without redemptions, would enable the Fund to make greater use of its line of credit to purchase additional mortgage loans with the goal of increasing the Fund's income. The Proposal will allow the Fund to pursue its existing investment objective and investment strategy through a structure that better positions the Fund to capitalize on its universe of investment opportunities, which include long-term illiquid positions. Additionally, the Board anticipates that operating expenses could be reduced as an exchange-traded fund requires fewer services.

Q: Did the Board consider options other than converting the Fund to an exchange-traded closed-end fund structure?

Yes. The decision to discontinue operating as an interval fund and convert the Fund to an exchange-traded closed-end structure was made after extensive discussions among the Board members and the Fund's investment adviser. The Board also engaged a third-party consultant to assist them in their evaluation. After reviewing numerous options, including liquidating and closing the Fund or merging the Fund, the Board determined that the best way to protect the interests of the Fund and its shareholders, and continue the investment strategy selected by the shareholders when they invested in the Fund, is to discontinue operating as an interval fund and convert the Fund to an exchange-traded closed-end structure. As discussed above, the Board believes this will increase shareholder liquidity, allow the portfolio managers to fully invest the Fund's assets without reserving cash for repurchases, and could reduce operating expenses.

Q: Will there be any changes to Fund fees and expenses as a result of the conversion?

Total annual fund operating expenses borne by all shareholders are expected to decrease upon the Fund's conversion to an exchange-traded closed-end fund structure. By lowering transfer agency fees, eliminating distribution and service fees, as well as reducing other expenses, the Board expects Fund savings to be, in the aggregate, approximately 0.25% to 0.50% per year, based on recent levels of Fund assets.

Q: Will the Fund trade at a premium or a discount after the conversion?

The Board believes that in the short-term shares may trade at a substantial discount to NAV as shareholders take advantage of newly-available secondary market liquidity. The Board also believes that in the long-term, as is the case with many exchange-traded closed-end funds, shares may trade at a discount to NAV.

Q: If approved, when will the conversion happen?

The discontinuance of the interval fund aspect of operations will commence upon shareholder approval at the March 8, 2019 shareholder meeting. However, in the event a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to

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approve the Proposal are not received, the persons named as proxies may propose one or more adjournments or postponements of the Meeting to permit further solicitation of proxies. This may delay the close of the conversion and there is no guarantee that the conversion will take place. Assuming shareholder approval of the Proposal, exchange trading is expected to commence by the end of March 2019.

Q: Can I purchase more shares of the Fund prior to the conversion?

Yes, you can purchase additional shares from the Fund prior to the conversion. After conversion, you may purchase additional shares of the Fund on the exchange.

Q: How does the Board recommend that I vote?

After careful consideration, the Board recommends that you vote FOR the Proposal.

Q. Will there be another repurchase offer after the one announced December 20, 2018 with a repurchase date of January 23, 2019?

If the Proposal is approved by shareholders, there will be no further repurchase offers after the shareholder meeting.

Q: Whom should I call if I have questions?

If you have questions about the Proposal described in the Proxy Statement or about voting procedures, please call the proxy information line at [___-___-____]. If you have questions about the Fund, please call the Fund's toll free phone number 1-866-277-8243.

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Vertical Capital Income Fund

80 Arkay Drive, Suite 110

Hauppauge, NY 11788

PROXY STATEMENT

_______________________

SPECIAL MEETING OF SHAREHOLDERS

To Be Held March 8, 2019

______________________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board" or the "Trustees") of Vertical Capital Income Fund (the "Fund") on behalf of the Fund, for use at a special meeting of shareholders of the Fund (the "Meeting") to be held at its principal executive offices, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, on March 8, 2019 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof. The Notice of Meeting, Proxy Statement and accompanying form of proxy will be mailed to shareholders on or about January 25, 2019. If shareholders approve the Proposal below, the Trustees of the Fund will seek to list the Fund's shares for trading on the New York Stock Exchange ("NYSE"), subject to the approval of such exchange and satisfaction of such exchange's listing standards. The Trustees believe that NYSE listing will increase liquidity for shareholders, allow the portfolio managers to fully invest the Fund's assets without reserving cash for repurchases, and could reduce operating expenses. To facilitate listing on the NYSE, the Trustees request that shareholders approve discontinuing interval fund operations by discontinuing quarterly repurchases of shares.

The Meeting has been called by the Board for the following purposes:

1.	To facilitate the Fund listing its shares on the New York Stock Exchange, approval of eliminating the Fund's fundamental policy of making quarterly repurchase offers for no less than 5% of the Fund's shares outstanding at net asset value (the "Proposal").
2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on January 11, 2019 (the "Record Date") are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A copy of the Fund's most recent annual report, including financial statements and schedules, is available at no charge by sending a written request to the Fund, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788 or by calling 1-866-277-8243.

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PROPOSAL

To approve discontinuing the Fund's fundamental policy of making quarterly repurchase offers for no less than 5% of the Fund's shares outstanding at net asset value

Background

Since it commenced investment operations, the Fund has operated as an interval fund. As an interval fund, the Fund has made quarterly repurchase offers to shareholders, and the Fund adopted a fundamental policy to make quarterly repurchase offers, at net asset value, of no less than 5% of its outstanding shares. However, there was no guarantee that shareholders would be able to sell all of the shares they desire in a quarterly repurchase offer. Over the last several years, some shareholders have been unable to sell all of the shares they wanted to sell because the aggregate shareholder requests to sell shares exceeded 5% of the Fund's total shares. The Trustees agreed that increasing liquidity would be in the best interests of shareholders.

The Trustees carefully considered the following options:

(1)	sell the Fund's investment portfolio, distribute proceeds to shareholders and close the Fund;

(2)	merge with another fund that would provide enhanced liquidity; or

(3)	list the Fund on an exchange to provide secondary market liquidity to shareholders.

Evaluation by the Board of Trustees

Option 1 –Close the Fund

The Trustees considered selling all of the Fund's assets, distributing the proceeds to shareholders after paying all liabilities and closing the Fund. Although a majority of shareholders have not tendered their shares, this approach would unfortunately deprive all shareholders of the option to continue their investment in the Fund, regardless of whether they had previously tendered their shares.

The Trustees considered the costs of liquidation. The Trustees reviewed separate estimates provided by the Fund's investment adviser, Oakline Advisors, LLC (the "Adviser"), and an independent third-party consultant of the value of the Fund's portfolio if fully liquidated. The Trustees were advised that the Fund's portfolio of loans could not be sold in liquidation without incurring a significant discount, due to various factors unique to a liquidation, including the size of the Fund's portfolio. The Trustees observed that the estimated liquidation discount could reach or exceed 20% of the Fund's net asset. They considered that other closure expenses would amount to approximately 0.25% of the Fund's net asset value. The Trustees also considered that

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the discount and other liquidation costs would be borne by all shareholders, not just those seeking liquidity. The Trustees concluded this was not the optimal approach to providing increased liquidity to shareholders.

Option 2 – Merge the Fund

The Adviser received several indications of interest from potential merger candidates, one of which resulted in a formal proposal for the Board's consideration. The Trustees, with assistance from the Adviser, evaluated the costs of the proposed merger, differences between the Fund's and the merger candidate's investment strategy and portfolio, the ongoing expenses of the merger candidate, and liquidity opportunities for shareholders in the event of a merger. After considering these and other factors, the Trustees concluded the proposed merger was not in the best interests of the Fund or its shareholders.

Option 3 – List the Fund

The Trustees considered listing the Fund on the New York Stock Exchange, ("NYSE") primarily as a means to enhance shareholder liquidity by providing a secondary market for Fund shares, and secondarily as a means to allow the Fund to fully pursue its investment objective and potentially reduce operating expenses. The Trustees reviewed estimates provided by the Adviser and Fund counsel of the cost of listing the Fund on the NYSE. They concluded that the range of estimated costs, including NYSE fees and legal expenses, were reasonable and would likely represent less than 0.25% of Fund net assets.

Additionally, the Trustees observed that, historically, exchange-traded closed-end funds tended to trade at a discount to their net asset value and that selling shareholders would bear this indirect cost. To attempt to assess this indirect cost, the Trustees reviewed separate reports from a third-party consultant and the Adviser that provided estimates of the potential secondary market discount that might be borne by selling shareholders. The reports, which were based on similar funds, indicated that in the short-term a discount of 12% to 20% of NAV might be expected as shareholders seeking liquidity sell their shares and as a result put downward pressure on the trading price. The reports indicated that in the long-term a discount of 0% to 12%, or a slight premium, might be expected. The Trustees considered that because of the novel nature of the Fund's investment portfolio, no pure comparison to other funds could be made and that any estimate of discount was subject to uncertainty. The Trustees also observed that a long-term average might be a more meaningful reference rather than a single point in time observation, which might reflect unusual market or issuer-specific conditions. Furthermore, the Trustees noted that if the Fund listed on an exchange, only selling shareholders would bear the indirect costs of any discount.

The Trustees also considered that exchange listing would benefit shareholders by eliminating the need for the Fund to hold cash reserves and liquid securities in order to meet quarterly repurchase offers. In other words, the Fund could be more fully

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invested in its investment strategy. They also considered that having a stable portfolio, without redemptions, could enable the Fund to make greater use of its line of credit to purchase additional mortgage loans with the goal of increasing the Fund's income. Additionally, the Board anticipated that operating expenses could be reduced because an exchange-traded fund required fewer services. By lowering transfer agency fees, eliminating distribution and service fees, as well as reducing other expenses, the Board expected Fund savings to be, in the aggregate, approximately 0.25% to 0.50% per year, based on recent levels of Fund assets. The Adviser has contractually agreed to limit Fund expenses, subject to certain exclusions, to 2.25% for Class A shares and 3.00% for Class C shares, effective February 1, 2019 through January 31, 2020. Consequently, reducing Fund operating expenses would lessen the financial burden of the expense limitation agreement on the Adviser.

Based on the totality of the information provided, the Board concluded that discontinuing interval fund operations and listing on the NYSE was in the best interests of the Fund and its shareholders.

The Board of Trustees of the Fund, including the Independent Trustees, recommends that shareholders of the Fund vote "FOR" approval of discontinuing the Fund's fundamental policy of making quarterly repurchase offers for no less than 5% of the Fund's shares outstanding at net asset value.

•	If Shareholders approve this proposal, the Fund will take all necessary steps to list its shares on the NYSE.

•	If Shareholders do not approve the Proposal, the Board will consider other options, including closing and liquidating the Fund.
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OPERATION OF THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. The Fund was organized as a Delaware statutory trust on April 8, 2011. The Fund's principal executive office is located at c/o Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, and its telephone number is 1-866-277-8243. The Board supervises the business activities of the Fund. Like other funds, the Fund retains various organizations to perform specialized services. The Fund currently retains Oakline Advisors, LLC, located at 14675 Dallas Parkway, Suite 600, Dallas, TX 75254, as the Fund's investment adviser. Northern Lights Distributors, LLC, located at 17605 Wright Street, Suite 2, Omaha, Nebraska 68130, serves as principal underwriter and distributor of the Fund. Gemini Fund Services, LLC, with principal offices located at 17605 Wright Street, Suite 2, Omaha, Nebraska 68130 provides the Fund with transfer agent, accounting, and administrative services.

THE PROXY

The Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted "for" the Proposal, and at the discretion of the holders of the proxy on any other matter that may come before the Meeting that the Fund did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by (i) submitting a duly executed proxy bearing a later date, (ii) submitting a written notice to the President of the Fund revoking the proxy, or (iii) attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

As of the Record Date, the following numbers of shares of beneficial interest of the Fund were issued and outstanding:

Class A	Class C
[_________]	[___________]

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on any Proposal. Each shareholder is entitled to one vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting. There are no dissenters' rights of appraisal in connection with any shareholder vote to be taken at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the Proposal. All shares of the Fund will vote without distinction as to class. As defined in the 1940 Act, a vote of the holders of a

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majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

When a proxy is returned as an abstention or "broker non-vote" (i.e., shares held by brokers or nominees, typically in "street name," as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares represented by the proxy will be treated as present for purposes of determining a quorum and as votes against the Proposal. In addition, under the rules of the New York Stock Exchange, if a NYSE-member broker has not received instructions from beneficial owners or persons entitled to vote and the proposal to be voted upon may "affect substantially" a shareholder's rights or privileges (otherwise known as a "non-routine matter"), the broker may not vote the shares as to that proposal even if it has discretionary voting power. The NYSE considers the Proposal to be a non-routine matter that substantially affects a shareholder's rights or privileges. As a result, these shares also will be treated as broker non-votes for purposes of the Proposal (but will not be treated as broker non-votes for other proposals, including adjournment of the special meeting). Treating broker non-votes as votes against the Proposal may result in the Proposal not being approved, even though the votes cast in favor would have been sufficient to approve the proposal if some or all of the broker non-votes had been withheld.

If (a) a quorum is not present at the Meeting, or (b) a quorum is present but sufficient votes in favor of a proposal have not been obtained, then the Meeting may be adjourned from time to time by the vote of a majority of the shares represented at the Meeting, whether or not a quorum is present, to permit further solicitation of proxies. The persons named as proxies may also adjourn the Meeting for any other reason in their discretion. Any adjourned meeting may be held, within a reasonable time after the date set for the original Meeting, without the necessity of further notice unless a new record date of the adjourned Meeting is fixed. The persons named as proxies will vote those proxies that such persons are required to vote FOR the proposal, as well as proxies for which no vote has been directed, in favor of such an adjournment and will vote those proxies required to be voted AGAINST such proposal and against such adjournment. The persons named as proxies will not vote for or against the proposal that such persons are required to vote as ABSTAIN, but will vote in favor of such an adjournment. In determining whether to vote for adjournment, the persons named as proxies shall consider all relevant factors, including the nature of the proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation, in determining that an adjournment and additional solicitation is reasonable and in the interests of shareholders. At any adjourned Meeting, the Fund may transact any business which might have been transacted at the original Meeting.

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Security Ownership of Management AND Certain Beneficial Owners

There were no Trustees or officers of the Fund who were the beneficial owners of more than 5% of the outstanding shares of the Fund on the Record Date. As a group, the Trustees and officers of the Fund owned less than 1% of the outstanding shares of the Fund as of the Record Date. As of the Record Date, the following shareholders of record owned 5% or more of the outstanding shares of the Fund:

Name & Address	Number of Shares	Status	Percentage of Class	Percentage of Fund
[Charles Schwab & Co. 211 Main Street San Francisco, CA 94105]	[______] Class A	Record	[_]%	[_]%
Class C

Shareholders owning more than 25% of the shares of the Fund are considered to "control" the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.

SHAREHOLDER PROPOSALS AND COMMUNICATION WITH THE BOARD

The Fund has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the Securities & Exchange Commission, shareholder proposals may, under certain conditions, be included in the Fund's Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Fund's proxy materials must be received by the Fund within a reasonable time before the solicitation is made. The fact that the Fund receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. Shareholders should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to Stanton P. Eigenbrodt, Secretary, Vertical Capital Income Fund, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788. Shareholder proposals may also be raised from the floor at the Meeting without prior notice to the Fund. Shareholders of the Fund who wish to communicate with '"Trustees" (or to the Trustees who are not interested persons of the Fund, as a group) should send communications to the attention of Stanton P. Eigenbrodt, Secretary, Vertical Capital Income Fund, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788. All communications will be directed to the Trustee or Trustees indicated in the communication or, if no Trustee or Trustees are indicated, to all Trustees.

The Fund is not required to hold an annual meeting of shareholders in any year in which the election of Trustees is not required to be acted upon under the 1940 Act. However, if the Proposal is approved and the Fund's shares are listed on the NYSE, it is expected that the NYSE rules will require that the Fund hold annual meetings of

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shareholders to elect Trustees. Shareholder proposals to be presented at any future meeting of shareholders of the Fund must be received by the Fund in writing a reasonable amount of time before the Fund solicits proxies for that meeting in order to be considered for inclusion in the proxy materials for that meeting in a manner consistent with the rules adopted under the Securities Exchange Act of 1934.

COST OF SOLICITATION

The Board is making this solicitation of proxies. The Fund has engaged Broadridge Financial Services, Inc. ("Broadridge"), a proxy solicitation firm, to assist in the solicitation. The estimated fees anticipated to be paid to Broadridge are approximately $[___]. The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne by the Fund. In addition to solicitation by mail, the Fund will request banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge, and the Fund will reimburse them for their expenses. Certain officers, employees and agents of the Fund and the Adviser may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Board knows of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the Meeting that the Fund did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

If you and another shareholder share the same address, the Fund may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Fund if you wish to receive a separate copy of the Proxy Statement, and the Fund will promptly mail a copy to you. You may also call or write to the Fund if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Fund at 1-866-277-8243, or write the Fund at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on March 8, 2019

A copy of the Notice of Shareholder Meeting, the Proxy Statement and Proxy Voting Ballot are available at www.proxyvote.com.

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BY ORDER OF THE BOARD OF TRUSTEES

Stanton P. Eigenbrodt, Secretary

Dated: January 21, 2019

If you have any questions before you vote, please call our proxy information line at 1-[__]-[__]-[____]. Representatives are available Monday through Friday 9 a.m. to 10 p.m., Eastern Time to answer your questions about the proxy material or about how to how to cast your vote. You may also receive a telephone call reminding you to vote your shares. Thank you for your participation in this important initiative.

Please date and sign the enclosed proxy and return it promptly in the enclosed reply envelope, OR VOTE YOUR SHARES ONLINE AT THE WEBSITE LISTED.

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PROXY CARD

VERTICAL CAPITAL INCOME FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 8, 2019

The undersigned, revoking previous proxies, if any, with respect to the shares described below, hereby appoints Stanton P. Eigenbrodt, Daniel Schriever, and Dawn M. Dennis each the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote at the Special Meeting of Shareholders (the "Meeting") of the Vertical Capital Income Fund (the "Fund") to be held at the offices of the Fund's administrator, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788 on March 8, 2019 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN-PERSON AND VOTING AT THE MEETING.

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The undersigned acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

______________________________________

Signature                               Date

______________________________________

Signature (if held jointly)          Date

______________________________________

Title if a corporation, partnership or other entity

▲FOLD HERE - PLEASE DO NOT TEAR▲

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. Internet:	Log on to www.proxyvote.com. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number and check digit found in the box at the right at the time you execute your vote.
2. Touchtone Phone:	Simply dial toll-free "insert Touchtone #" and follow the automated instructions. Please have this proxy card available at the time of the call.
3. Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.
Control Number:[______]

PROXY CARD

VERTICAL CAPITAL INCOME FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 8, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE FUND'S BOARD OF TRUSTEES, AND THE PROPOSALS BELOW HAS BEEN PROPOSED BY THE BOARD OF TRUSTEES.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS AND IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example: X

PROPOSAL:

	FOR	AGAINST	ABSTAIN
To facilitate the Fund listing its shares on the New York Stock Exchange, approval of eliminating the Fund's fundamental policy of making quarterly repurchase offers for no less than 5% of the Fund's shares outstanding at net asset value.	□	□	□

YOU CAN VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.

YOUR VOTE IS IMPORTANT.

WE URGE YOU TO VOTE PROMPTLY.

A copy of the Proxy Statement and sample Proxy Ballot are available online at: www.proxyvote.com